For Additional Information:
Ronald A. Miller
Executive VP & CFO
Phone: 585.786.1102
Email: ramiller@fiiwarsaw.com

Loan Portfolio Performance Drives Solid Results at Financial Institutions

WARSAW, N.Y., January 31, 2008 — Financial Institutions, Inc. (Nasdaq: FISI), the parent company of Five Star Bank, today announced financial results for the fourth quarter and year ended December 31, 2007. Net income for Financial Institutions, Inc. (“FII”) was $4.1 million, or $0.34 per diluted share, for the fourth quarter of 2007, compared with $3.0 million, or $0.23 per diluted share, for the fourth quarter of 2006. For the year ended December 31, 2007, net income was $16.4 million, or $1.33 per diluted share, compared with $17.4 million, or $1.40 per diluted share for the prior year.

Highlights for the fourth quarter and 2007 include:

•	Loans increased $14.5 million to $964.2 million at December 31, 2007, compared with $949.7 million at September 30, 2007 and increased $37.7 million over December 31, 2006. The increase reflects execution of the Company’s business plan to rebuild, in a disciplined manner, the commercial loan portfolio and grow consumer indirect auto loans.

•	Net interest margin increased 12 basis points, to 3.75%, for the fourth quarter of 2007 compared with 3.63% for the third quarter of 2007 and was 31 basis points higher versus the same quarter last year. The improved net interest margin during the second half of 2007 resulted principally from reducing funding costs, an improved investment security portfolio yield, and the benefits associated with a higher percentage of earning assets being deployed in higher yielding loan assets.

•	Net interest income was $15.2 million for the fourth quarter of 2007, an increase of $344 thousand, or 2%, from the third quarter of 2007, which reflects the increased net interest margin and improved earning asset mix. Net interest income increased each quarter in 2007 and the fourth quarter of 2007 was $912 thousand, or 6%, higher than the fourth quarter of 2006.

•	Nonperforming assets decreased $422 thousand from the prior quarter-end to $9.5 million at December 31, 2007. Since December 31, 2006, nonperforming assets have declined $7.5 million, or 44%. Net loan charge-offs were $441 thousand, or 0.18% (annualized) of average loans, for the fourth quarter of 2007 and $1.6 million, or 0.18% of average loans, for the year ended December 31, 2007. For the year ended December 31, 2007, a provision for loan losses of $116 thousand was recorded, an increase of $2.0 million versus the $1.842 million credit for loan losses in the prior year. For the fourth quarter of 2007, the provision for loan losses was $351 thousand compared with zero in the same quarter last year.

•	Noninterest expense was $14.5 million for the fourth quarter of 2007, compared with $14.6 million for the third quarter of 2007. For the year ended December 31, 2007, noninterest expense was $57.4 million, a decrease of $2.2 million, or 4%, from the prior year. The lower expense levels for 2007, compared to last year, reflect operational efficiencies gained from the consolidation of administrative and operational functions, reduced costs due to improved asset quality and lower advertising and professional services expenses.

Peter G. Humphrey, President and CEO of FII, commented, “We experienced solid financial performance in 2007 with good revenue growth that is reflective of our disciplined approach to growing our loan portfolio. Net interest income improved each quarter in 2007 and our net interest margin increased due to the growth in our loans and our management of deposit pricing. Assets quality showed strong improvement with a significant reduction in our nonperforming assets. Our 2007 performance has enabled us to begin to implement other strategic initiatives to expand our business, most notably our decision to expand our presence in the greater Rochester area.”

Net Interest Income

Net interest income was $15.2 million for the fourth quarter of 2007, up $344 thousand versus the third quarter of 2007. For the fourth quarter of 2007, average earning assets decreased by $10.3 million compared with the third quarter of 2007. This decrease resulted principally from a $19.2 million decrease in average borrowings, offset by a $9.1 million increase in average deposits for the fourth quarter of 2007 compared with the third quarter of 2007. The decline in average earnings assets was more than offset by the net interest margin improvement of 12 basis points to 3.75% for the fourth quarter of 2007, compared with 3.63% for the third quarter of 2007. Earnings asset yields increased by 3 basis points from the third quarter, with increased yields on investments assets offsetting a decline in loan yields, while the average cost of funds declined 9 basis points from the third quarter.

For the year ended December 31, 2007, net interest income was $58.1 million, a decline of $1.4 million from the year ended December 31, 2006. Average earning assets declined $28.0 million to $1.781 billion as of December 31, 2007 compared to $1.809 billion for the same period last year and, together with a 2 basis point decline in net interest margin, resulted in the $1.4 million drop in net interest income. The decline in average earning assets was affected by average borrowings declining $29.3 million due to the repayment and maturity of borrowings. The drop in net interest margin resulted from the average cost of funds increasing 23 basis points while average earning asset yield increased only 21 basis points.

Noninterest Income

Noninterest income for the fourth quarter of 2007 was $5.0 million compared with $4.8 million for the fourth quarter of 2006. For the year ended December 31, 2007 noninterest income was $20.7 million compared with $21.9 million for the same period in 2006. Included in noninterest income in 2007 was $1.1 million in proceeds from corporate owned life insurance, $478 thousand in gains from the sale of student loans and $207 thousand in net security gains. Included in 2006 noninterest income was $419 thousand in proceeds from corporate owned life insurance, $670 thousand in gains from the sale of student loans, $1.4 million from the sale of trust relationships, and $379 thousand in trust fees earned prior to the sale.

Noninterest Expense

Noninterest expense for the fourth quarter of 2007 was $14.5 million, a decrease of $66 thousand, from the third quarter of 2007. For the year ended December 31, 2007, noninterest expense was $57.4 million a decrease of $2.2 million, or 4%, from the same period in 2006. The principal expense items that contributed to the year over year decline are: salaries and benefits decreased $388 thousand, advertising and promotional costs were $572 thousand lower and professional fees and services declined $757 thousand.

Balance Sheet

Total assets were $1.858 billion at December 31, 2007 compared with $1.908 billion at December 31, 2006. Total deposits were $1.576 billion at December 31, 2007 a decrease of $41.7 million from $1.618 billion at December 31, 2006. Public deposits were $318.1 million at December 31, 2007 a decline of $34.8 million from the prior year. Also contributing to the decline in total deposits was a $9.9 million drop in brokered certificates of deposit. Total borrowings including junior subordinated debentures were $68.2 million at December 31, 2007 compared with $87.2 million at December 31, 2006.

Asset Quality

Mr. Humphrey commented, “We made significant progress in reducing our nonperforming assets in 2007. Our net loan charge-offs for 2007 were helped by some meaningful recoveries on previously charged-off loans. We have not engaged in sub-prime lending as a line of business. We are pleased with the improved risk profile of our loan portfolio and believe we are well positioned to meet the challenges of any adverse changes in the current economic environment.”

The Company recorded a provision for loan losses of $351 thousand for the fourth quarter of 2007 and $116 thousand for the year ended December 31, 2007, compared with a credit for loan losses of $1.8 million for the prior year and zero provision for loan losses in the fourth quarter of 2006. Net charge-offs of $441 thousand for the fourth quarter represented 18 basis points (annualized) of average loans. For the year ended December 31, 2007 net charge-offs were $1.6 million or 18 basis points compared with $1.3 million or 14 basis points for the same period last year. The allowance for loan losses was $15.5 million at December 31, 2007 or 1.61% of loans, compared with $17.0 million or 1.84% of loans at December 31, 2006. Nonperforming loans were $8.1 million at December 31, 2007 compared with $15.8 million at December 31, 2006. The ratio of the allowance for loan losses to nonperforming loans, or coverage ratio, was 192% at year end 2007 compared with 108% at year end 2006.

Capital Management

On July 25, 2007, the Company approved a one-year $5.0 million stock repurchase program. During the fourth quarter of 2007, under this program, the Company repurchased $1.357 million of common stock, or a total of 73,376 shares, at an average price per share of $18.49. Under the current and prior stock repurchase programs, the Company repurchased $7.203 million of common stock, or a total of 368,815 shares, at an average price per share of $19.53 in 2007. In addition, in the fourth quarter of 2007 the Company increased the quarterly common stock dividend to $0.13 per share. This represents a 44% increase in the quarterly common stock dividend compared with the $0.09 per share dividend in the fourth quarter of 2006.

Erland E. “Erkie” Kailbourne, Chairman of the Board, commented, “The Company’s improved financial performance and available capital have given us the opportunity to increase our common stock dividend and actively repurchase our common stock. Both of these measures, we believe, will enhance shareholder value.”

Total shareholders’ equity at December 31, 2007 was $195.3 million compared with $182.4 million at December 31, 2006. The Company’s leverage ratio was 9.35% and total risk-based capital ratio was 16.99% at December 31, 2007.

About Financial Institutions, Inc.

With $1.9 billion in assets, Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank and Five Star Investment Services, Inc. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of 50 offices and 70 ATMs in Western and Central New York State, and employs 679 people. Five Star Investment Services provides brokerage and insurance products and services within the same New York State markets. The Company’s stock is listed on the Nasdaq Global Market under the symbol FISI. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, the attitudes and preferences of its customers, the competitive environment, general economic conditions nationally and regionally and other factors discussed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise these statements following the date of this press release.

*****

FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
	December 31,	December 31,
(Dollars in thousands, except share data)	2007	2006
ASSETS
Cash and due from banks	$45,165	$47,166
Federal funds sold and interest-bearing deposits in other banks	1,508	62,606
Securities available for sale, at fair value	695,241	735,148
Securities held to maturity, at amortized cost	59,479	40,388
Loans held for sale	906	992
Loans:
Commercial	136,780	105,806
Commercial real estate	245,797	243,966
Agricultural	47,367	56,808
Residential real estate	166,863	163,243
Consumer indirect	134,977	106,443
Consumer direct and home equity	232,389	250,216

Total loans	964,173	926,482
Allowance for loan losses	(15,521)	(17,048)

Loans, net	948,652	909,434
Premises and equipment, net	34,157	34,562
Goodwill	37,369	37,369
Other assets	35,399	39,887

Total assets	$1,857,876	$1,907,552

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$286,362	$273,783
Interest-bearing demand, savings and money market	681,953	674,224
Certificates of deposit	607,656	669,688

Total deposits	1,575,971	1,617,695
Short-term borrowings	25,643	32,310
Long-term borrowings	25,865	38,187
Junior subordinated debentures issued to unconsolidated subsidiary trust	16,702	16,702
Other liabilities	18,373	20,270

Total liabilities	1,662,554	1,725,164
Shareholders’ Equity
Preferred stock	17,581	17,623
Common stock, $0.01 par value, 50,000,000 shares authorized;
11,348,122 shares issued at December 31, 2007 and December 31, 2006	113	113
Additional paid-in capital	24,778	24,222
Retained earnings	158,744	148,947
Accumulated other comprehensive income (loss)	667	(8,404)
Treasury stock, at cost; 336,971 shares at December 31, 2007 and
5,351 shares at December 31, 2006	(6,561)	(113)

Total shareholders’ equity	195,322	182,388

Total liabilities and shareholders’ equity	$1,857,876	$1,907,552

FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
	Quarter-to-Date			Year-to-Date
	December 31,	September 30,	December 31,	December 31,
(Dollars in thousands, except share and per share data)	2007	2007	2006	2007	2006
Interest income:
Interest and fees on loans	$17,431	$17,571	$17,060	$68,560	$68,004
Interest and dividends on securities	8,798	8,814	8,181	34,990	32,778
Other interest income	168	168	981	1,662	2,288

Total interest income	26,397	26,553	26,222	105,212	103,070

Interest expense:
Deposits	10,186	10,428	10,612	42,714	37,445
Short-term borrowings	182	360	167	864	571
Long-term borrowings	392	472	718	1,833	3,860
Junior subordinated debentures	432	432	432	1,728	1,728

Total interest expense	11,192	11,692	11,929	47,139	43,604

Net interest income	15,205	14,861	14,293	58,073	59,466
Provision (credit) for loan losses	351	(82)	—	116	(1,842)

Net interest income after provision (credit) for loan losses	14,854	14,943	14,293	57,957	61,308
Noninterest income:
Service charges on deposits	2,818	2,778	2,945	10,932	11,504
ATM and debit card income	805	735	588	2,883	2,233
Broker-dealer fees and commissions	343	323	329	1,396	1,511
Trust fees	—	—	2	—	379
Loan servicing income	221	259	223	928	892
Income from corporate owned life insurance	116	1,090	55	1,255	521
Net gain on sale of securities	88	67	30	207	30
Net gain on sale of loans held for sale	190	313	139	779	1,054
Net gain (loss) on sale and disposal of other assets	(58)	59	22	89	87
Net gain on sale of trust relationships	—	—	21	13	1,386
Other	479	710	441	2,198	2,314

Total noninterest income	5,002	6,334	4,795	20,680	21,911
Noninterest expense:
Salaries and employee benefits	8,240	8,574	8,269	33,175	33,563
Occupancy and equipment	2,582	2,422	2,382	9,903	9,465
Supplies and postage	379	443	493	1,662	1,945
Amortization of other intangibles	77	77	97	307	420
Computer and data processing	533	547	592	2,126	1,903
Professional fees and services	533	476	591	2,080	2,837
Advertising and promotions	396	322	488	1,402	1,974
Other	1,803	1,748	2,251	6,773	7,505

Total noninterest expense	14,543	14,609	15,163	57,428	59,612

Income before income taxes	5,313	6,668	3,925	21,209	23,607
Income taxes	1,215	1,414	921	4,800	6,245

Net income	$4,098	$5,254	$3,004	$16,409	$17,362

Net Income Per Common Share:
Basic	$0.34	$0.44	$0.23	$1.34	$1.40
Diluted	$0.34	$0.44	$0.23	$1.33	$1.40
Weighted Average Common Shares Outstanding:
Basic	11,021,902	11,090,519	11,332,634	11,153,535	11,328,033
Diluted	11,043,473	11,113,553	11,384,326	11,183,992	11,363,865
Performance Ratios:
Return on average assets	0.86%	1.10%	0.62%	0.86%	0.90%
Return on average common equity	8.56%	11.60%	6.29%	8.89%	10.02%
Net interest margin (fully tax-equivalent)	3.76%	3.63%	3.44%	3.53%	3.55%
Efficiency ratio	66.84%	67.07%	73.52%	68.77%	69.78%

FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES/
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
	2007	2007	2007	2007	2006
(Dollars in thousands, except per share data)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

EARNINGS
Net interest income	$15,205	$14,861	$14,052	$13,956	$14,293
Net interest income (fully tax-equivalent)	$16,491	$16,051	$15,193	$15,105	$15,462
Provision (credit) for loan losses	$351	$(82)	$(153)	$—	$—
Noninterest income	$5,002	$6,334	$4,606	$4,738	$4,795
Noninterest expense	$14,543	$14,609	$14,348	$13,928	$15,163
Net income	$4,098	$5,254	$3,443	$3,615	$3,004
Preferred dividends	$370	$371	$371	$371	$371
Net income available to common	$3,728	$4,883	$3,072	$3,244	$2,633
Basic earnings per share	$0.34	$0.44	$0.27	$0.29	$0.23
Diluted earnings per share	$0.34	$0.44	$0.27	$0.29	$0.23
Average shares outstanding	11,021,902	11,090,519	11,188,840	11,316,811	11,332,634
Average diluted shares outstanding	11,043,473	11,113,553	11,222,994	11,360,202	11,384,326
PERFORMANCE
Return on average assets (annualized)	0.86%	1.10%	0.71%	0.77%	0.62%
Return on average common equity (annualized)	8.56%	11.60%	7.40%	7.96%	6.29%
Return on average tangible common equity (annualized)	10.97%	15.03%	9.60%	10.35%	8.18%
Common dividend payout ratio	38.24%	27.27%	40.74%	34.48%	39.13%
Net interest margin (fully tax-equivalent)	3.75%	3.63%	3.35%	3.39%	3.44%
Efficiency ratio	66.84%	67.07%	72.04%	69.40%	73.52%
Full-time equivalent employees	621	636	636	634	640
CAPITAL
Period end common equity to total assets	9.57%	8.97%	8.70%	8.50%	8.64%
Period end tangible common equity to tangible total assets	7.68%	7.12%	6.83%	6.69%	6.77%
Leverage ratio	9.35%	9.23%	8.89%	8.99%	8.91%
Tier 1 risk-based capital ratio	15.74%	15.71%	15.86%	15.58%	15.85%
Total risk-based capital ratio	16.99%	16.96%	17.12%	16.83%	17.10%
Cash dividends declared per share	$0.13	$0.12	$0.11	$0.10	$0.09
Book value per share	$16.14	$15.41	$14.80	$14.81	$14.53
Tangible book value per share	$12.69	$11.98	$11.38	$11.42	$11.15
ASSET QUALITY
Gross loan charge-offs	$923	$1,310	$970	$692	$1,060
Net loan charge-offs	$441	$829	$239	$134	$633
Net loan charge-offs to average loans (annualized)	0.18%	0.35%	0.10%	0.06%	0.27%
Loans past due over 90 days	$2	$—	$4	$7	$3
Nonaccrual loans	8,075	8,295	10,402	15,778	15,837

Total nonperforming loans	8,077	8,295	10,406	15,785	15,840
Other real estate (ORE) and repossessed assets (repos)	1,421	1,625	1,352	1,216	1,203

Total nonperforming assets	$9,498	$9,920	$11,758	$17,001	$17,043
Nonperforming loans to total loans	0.84%	0.87%	1.11%	1.70%	1.71%
Nonperforming assets to total loans, ORE and repos	0.98%	1.04%	1.25%	1.83%	1.84%
Nonperforming assets to total assets	0.51%	0.52%	0.62%	0.87%	0.89%
Allowance for loan losses	$15,521	$15,611	$16,522	$16,914	$17,048
Allowance for loan losses to total loans	1.61%	1.64%	1.76%	1.82%	1.84%
Allowance for loan losses to nonperforming loans	192%	188%	159%	107%	108%
PERIOD END BALANCES
Total loans	$964,173	$949,671	$940,870	$929,250	$926,482
Total assets	$1,857,876	$1,902,985	$1,898,092	$1,962,748	$1,907,552
Total deposits	$1,575,971	$1,616,262	$1,617,049	$1,671,762	$1,617,695
Total common equity	$177,741	$170,743	$165,185	$166,907	$164,765
Total shareholders’ equity	$195,322	$188,324	$182,766	$184,530	$182,388
Common shares outstanding	11,011,151	11,081,625	11,161,835	11,271,676	11,342,771
AVERAGE BALANCES
Total loans	$954,373	$942,394	$932,637	$921,481	$932,739
Total interest-earning assets	$1,756,169	$1,766,511	$1,814,299	$1,789,426	$1,795,958
Total assets	$1,884,712	$1,890,669	$1,938,685	$1,914,593	$1,926,470
Total deposits	$1,607,737	$1,598,643	$1,657,975	$1,627,875	$1,631,020
Total interest bearing liabilities	$1,402,294	$1,413,727	$1,476,534	$1,457,532	$1,465,135
Total common equity	$172,833	$166,977	$166,526	$165,330	$166,052
Total shareholders’ equity	$190,414	$184,558	$184,108	$182,953	$183,675